EXHIBIT A


Shares of Common Stock Beneficially Owned by Paul W. Whetsell
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Direct ownership:                                                 281,903 shares

As owner of a controlling interest:
         CapStar GP Corp.                                           5,975 shares
         Latham Hotels, Inc.                                       24,979 shares
         CapStar Hotels, Inc.                                     141,550 shares
                                                                  --------------


                                                        Total:    454,407 shares
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